Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earth Dragon Resources, Inc.

I consent to the use in Amendment No.2 to Form S-1 of my report dated July 24, 2008 included therein relating to the consolidated financial statements of Earth Dragon Resources, Inc. for the period October 23, 2007 (inception) to May 31, 2008. I also consent to the reference to the firm under the heading “Experts” in this Amendment.

MICHAEL T. STUDER CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
September 25, 2008